UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2009

Acura Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

State of New York	1-10113	11-0853640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

616 N. North Court, Suite 120 Palatine, Illinois	60067
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (847) 705-7709

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

          On February 9, 2009 we issued a press release announcing the appointment of Dr. Albert W. Brzeczko as our Vice President of Technical Affairs commencing February 9, 2009. A copy of the press release is furnished as Exhibit 99.1.

          From 1999 through 2009, Dr. Brzeczko was Vice President, Global Pharma New Product Development and Pharma Technologies for International Specialty Products, Inc., a contract services group specializing in the development of technologies for the bioenhancement of poorly soluble drugs. Prior to 1999, Dr. Brzeczko held various positions of increasing responsibility in pharmaceutical product development with UPM Pharmaceuticals, Banner Pharmacaps, Mylan Laboratories, and DuPont Merck. Dr. Brzeczko received a Bachelor of Science degree in biochemistry and a Ph.D in pharmaceutical sciences from the University of Maryland.

Item 9.01. Financial Statements and Exhibits.

Exhibit
Number                   Description

99.1                         Press Release dated February 9, 2009 Announcing the
                                Appointment of Dr. Albert W. Brzeczko as Vice President
                                of Technical Affairs

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acura Pharmaceuticals, Inc.
Dated: February 9, 2009	By:	/s/ PETER A. CLEMENS Peter A. Clemens Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number                   Description

99.1                         Press Release dated February 9, 2009 Announcing the
                                Appointment of Dr. Albert W. Brzeczko as Vice President
                                of Technical Affairs